UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2014 (February 19, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54688	27-3306391
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Nicholas Radesca to Replace Shawn P. Seale as Chief Financial Officer

On February 19, 2014, Shawn P. Seale resigned from his role as chief financial officer of American Realty Capital Healthcare Trust II, Inc. (the “Company”), effective as of that same date. Mr. Seale did not resign pursuant to any disagreement with the Company. Simultaneously with Mr. Seale’s resignation, the Company’s board of directors appointed Nicholas Radesca to serve as the Company’s interim chief financial officer. There are no related party transactions involving Mr. Radesca that are reportable under Item 404(a) of Regulation S-K.

Nicholas Radesca, 48, has served as the chief financial officer and treasurer of American Energy Capital Partners, LP’s general partner since October 2013. Mr. Radesca has served as chief financial officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARCT DNAV”), the ARCT DNAV advisor and the ARCT DNAV property manager since January 2014. In addition, Mr. Radesca has served as chief financial officer of American Realty Capital Trust V, Inc. (“ARCT V”), the ARCT V advisor and the ARCT V property manager since January 2014. Mr. Radesca has served as chief financial officer and treasurer of ARC Realty Finance Trust, Inc. (“ARC RFT”) and the ARC RFT advisor since January 2013. Mr. Radesca has also served as chief financial officer and treasurer of Business Development Corporation of America (“BDCA”) and the BDCA advisor since February 2013. Mr. Radesca was appointed as secretary of BDCA in June 2013. Prior to joining American Realty Capital in December 2012, Mr. Radesca was employed by Solar Capital Management, LLC, from March 2008 to May 2012, where he served as the chief financial officer and corporate secretary for Solar Capital Ltd. and its predecessor company, and Solar Senior Capital Ltd., both of which are publicly traded business development companies. From 2006 to February 2008, Mr. Radesca served as the chief accounting officer at iStar Financial Inc. (“iStar”), a publicly traded commercial REIT, where his responsibilities included overseeing accounting, tax and SEC reporting. Prior to iStar, Mr. Radesca served in various senior accounting and financial reporting roles at Fannie Mae, Del Monte Foods Company, Providian Financial Corporation and Bank of America. Mr. Radesca has more than 20 years of experience in financial reporting and accounting and is a licensed certified public accountant in New York and Virginia. Mr. Radesca holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the California State University, East Bay.

Item 8.01. Other Events.

American Realty Capital Healthcare II Advisors, LLC hires Edward F. Lange Jr.

On February 25, 2014, the Company’s advisor, American Realty Capital Healthcare II Advisors, LLC (the “Advisor”), entered into an employment agreement with Edward F. Lange Jr. whereby Mr. Lange will serve as chief financial officer and chief operating officer of the Advisor. Subject to the approval of the Company’s board of directors, the Company anticipates that Mr. Lange will replace Mr. Radesca as the Company’s chief financial officer, as well as serve as the Company’s chief operating officer, at the end of the first quarter 2014 or the beginning of the second quarter 2014, after an appropriate transition period has lapsed. Mr. Lange has more than 20 years of experience in the residential and senior care industries, previously serving as chief executive officer of HRC Investors Corp., a provider of independent senior living services; and, as a director and member of the executive management team of BRE Properties, Inc., where he joined as chief financial officer and later served as chief operating officer. Mr. Lange also served as a chief financial officer at Health Care REIT, Inc.

Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: February 25, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors